CONSULTING AGREEMENT
This Consulting Agreement (the “Agreement”), effective as of April 1, 2023 (the “Effective Date”), is entered by and between NexImmune, Inc., a Delaware corporation with its principal place of business at 9119 Gaither Road, Gaithersburg, Maryland 20877 (“NexImmune” or the “Company”), and Jerome Zeldis, M.D., Ph.D, an individual (“Consultant”).
WHEREAS, Consultant was previously employed by the Company under the Employment Agreement with the Company, dated January 4, 2021 (the “Employment Agreement”).
WHEREAS, Consultant resigned employment with the Company effective as of March 31, 2023 (“Resignation Date”) and the Employment Agreement was terminated effective as of the Resignation Date.
WHEREAS, Consultant has agreed to perform the Services (as defined herein) for NexImmune.
NOW, THEREFORE, for and in consideration of the mutual promises and covenants herein, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:
1.Engagement: Subject to the terms and conditions of this Agreement, NexImmune engages Consultant to perform certain services as more fully described in Exhibit A (the “Services”). All Services will be performed in a competent fashion in accordance with applicable standards of the profession and all Services are subject to final approval by a representative of the NexImmune prior to payment.
2.Compensation: As compensation for the Services, NexImmune agrees to pay Consultant the amounts set forth on Exhibit A.
3.Developments and Deliverables:
a.Consultant acknowledges and agrees that as part of their engagement with NexImmune, Consultant is expected to make new contributions of value to NexImmune. All work performed, formulations, formula(s), design(s), model(s), drawing(s), photograph(s), invention(s), ideas, concepts, discoveries, developments, know-how, trade secrets, techniques, methodologies, modifications, improvements, works of authorship, documentation, analyses, data, writings, transcripts, audio and video tapes, reports, records and other deliverables, (and all intellectual property rights therein whether or not protectable under state, federal, or foreign patent, trademark, copyright, trade secret or similar laws), made, conceived, reduced to practice or authored by Consultant, either solely or jointly with others, prior to or during the performance of this Agreement or arising out of the Services or any other work performed by Consultant (including prior to this Agreement as an employee of NexImmune or otherwise) or with the use of information, materials, equipment, or facilities, or at the expense of NexImmune during any period in which Consultant provided services to NexImmune or its successor in business (collectively, “Developments and Inventions”) shall be promptly disclosed to NexImmune in writing. Developments and Inventions shall be the sole property of NexImmune. Consultant hereby assigns to NexImmune, without the payment of additional compensation, the entire right, title, and interest (including, without limitation, intellectual property rights) for the entire world in and to all Developments and Inventions. For the avoidance of doubt, all Developments and Inventions developed during Consultant’s employment with the NexImmune shall be the sole property of NexImmune.
b.Inventions, if any, patented or unpatented, which Consultant made prior to Consultant’s service with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, Consultant has set forth on Exhibit B attached hereto a complete list of all inventions
Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

that Consultant has, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of Consultant’s affiliation with the Company, that Consultant considers to be Consultant’s property or the property of third parties, and that Consultant wishes to have excluded from the scope of this Agreement (collectively referred to as “Prior Inventions”). If disclosure of any such Prior Invention would cause Consultant to violate any prior confidentiality agreement, Consultant understands that Consultant is not to list such Prior Inventions in Exhibit B but is only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B for such purpose. If no such disclosure is attached, Consultant represents that there are no Prior Inventions. To the extent Consultant incorporates any Prior Invention into any Developments and Inventions or the use of the Prior Invention is required for NexImmune’s manufacture, use or sale of the Developments and Inventions, Consultant hereby grants to NexImmune a royalty-free, worldwide, perpetual, irrevocable, non-exclusive license, with the right to sublicense, under the Prior Invention to manufacture, use, modify, reproduce and sell the Developments and Inventions and any products and services including, without limitation, any Developments and Inventions.
c.Without additional compensation to Consultant, Consultant shall sign, execute, and acknowledge or cause to be signed, executed, and acknowledged, any and all documents and shall perform such acts as may be necessary, useful, or convenient for the purpose of securing to NexImmune or its nominees, patent, trademark, or copyright protection throughout the world upon all such Developments and Inventions. NexImmune shall reimburse Consultant for any reasonable out-of-pocket expenses incurred by Consultant in connection with Consultant’s execution of such confirmatory documentation.
d.Consultant acknowledges that NexImmune from time to time may have agreements with the other persons or entities or with the United States Government, or agencies thereof, which impose obligations or restrictions on NexImmune regarding inventions made during the course of work under such agreements or regarding the sensitive nature of such work (including but not limited to the use or assignment of or rights to such inventions). Consultant agrees to be bound by all such obligations and restrictions which are made known to Consultant and to take all action necessary to discharge the obligations of NexImmune under such agreements.
4.Confidential Matters: Consultant has previously and will continue to have access to, or NexImmune has previously and will continue to disclose or otherwise make available to Consultant, certain proprietary or confidential information (“NexImmune Information”). By way of illustration, but not limitation, “NexImmune Information” includes: (a) developments, trade secrets, work product, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques, all Developments and Inventions; (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; (c) information regarding the skills and compensation of employees and consultants of NexImmune, and the amounts invested by various investors; and (d) confidential or propriety information received from third parties pursuant to a duty on NexImmune’s part to maintain the confidentiality of such information and use it only for certain limited purposes. All NexImmune Information disclosed to Consultant or otherwise in Consultant’s possession shall be held in strict confidence, and shall not be disclosed by Consultant to any third party during the Term and thereafter; provided, however, that this disclosure restriction shall lapse following the five (5) year anniversary of the termination of Consultant’s service, except with respect to (x) Developments and Inventions, in which case such restrictions shall apply indefinitely, and (y) NexImmune Information that qualifies that as a trade secret, in which case such restrictions shall continue to apply so long as such NexImmune Information qualifies as a trade secret. Consultant shall not use any NexImmune Information except for the limited purpose of performing the Services. All NexImmune Information, including all copies and derivation thereof, are and shall remain the sole

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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and exclusive property of NexImmune. Upon request by NexImmune, Consultant shall return all NexImmune Information to NexImmune. In the event Consultant is asked or subpoenaed by a court of law or governmental agency to provide NexImmune Information, Consultant shall promptly inform NexImmune and shall reasonably cooperate with NexImmune to obtain any and all protection that may be afforded such NexImmune Information, prior to disclosing it, if such disclosure is ultimately required.
5.Company Property: Consultant agrees and covenants that Consultant shall not remove or copy any computer programs, documents or other materials including NexImmune Information or otherwise pertaining to the business of NexImmune without the express written consent of NexImmune, who in all events shall be considered to be the owner and possessor of all such programs, documents, and materials. Consultant covenants and agrees that Consultant shall in no way utilize any such programs, documents, and materials or NexImmune Information in Consultant's possession for the gain or advantage of Consultant and/or to the detriment of NexImmune. Upon a termination of this Agreement, or at such earlier date as NexImmune may request, Consultant shall deliver to NexImmune all such programs, programs, documents, and materials (including all copies thereof) which are then in Consultant's possession or control.
6.DTSA Notification: Consultant is hereby notified in accordance with the Defend Trade Secrets Act of 2016 that Consultant  will not be held criminally or civilly liable under any federal or state trade secret law for the disclosure of a trade secret that is made in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney solely for the purpose of reporting or investigating a suspected violation of law, or is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If Consultant files a lawsuit for retaliation against NexImmune for reporting a suspected violation of law, Consultant may disclose the NexImmune's trade secrets to Consultant’s attorney and use the trade secret information in the court proceeding if Consultant files any document containing the trade secret under seal, and does not disclose the trade secret, except pursuant to court order.
7.Restrictive Covenants:
a.Non-Solicitation. Consultant agrees that during the period of Consultant’s engagement and for the one (1) year period after the date Consultant’s engagement ends for any reason, including but not limited to voluntary termination by Consultant or involuntary termination by the NexImmune, Consultant will not, as an officer, director, employee, consultant, owner, partner, or in any other capacity, either directly or through others, except on behalf of NexImmune:
i.solicit, induce, encourage, or participate in soliciting, inducing, or encouraging any employee of NexImmune to terminate his or her relationship with NexImmune;
ii.hire, employ, or engage in business with or attempt to hire, employ, or engage in business with any person employed by NexImmune or who has left the employment of NexImmune within the preceding three (3) months of any such prohibited activity or discuss any potential employment or business association with such person, even if Consultant did not initiate the discussion or seek out the contact;
iii.solicit, induce or attempt to induce any Customer or Potential Customer, or any consultant or independent contractor with whom Consultant had direct or indirect contact during Consultant’s service with NexImmune or whose identity Consultant learned as a result of Consultant’s service with NexImmune, to terminate, diminish, or materially alter in a manner harmful to NexImmune its relationship with NexImmune. For clarity, Consultant shall be permitted to contact consultants and independent contractors of NexImmune so long as such contact is not intended to, and/or does not result in, terminating, diminishing, or

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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materially altering in a manner harmful to NexImmune, the relationship between NexImmune and such consultant or independent contractor; or
iv.solicit, perform, provide or attempt to perform or provide any Conflicting Services (as defined below) for a Customer or Potential Customer.
The parties agree that for purposes of this Agreement, a “Customer or Potential Customer” is any person or entity who or which, at any time during the one (1) year prior to the date Consultant’s engagement with NexImmune ends, (i) contracted for, was billed for, or received from NexImmune any product, service or process with which Consultant worked directly or indirectly during Consultant’s service for NexImmune or about which Consultant acquired NexImmune Information; or (ii) was in contact with Consultant or in contact with any other employee, owner, or agent of NexImmune, of which contact Consultant was or should have been aware, concerning any product, service or process with which Consultant worked directly or indirectly during Consultant’s service with NexImmune or about which Consultant acquired NexImmune Information; or (iii) was solicited by NexImmune in an effort in which Consultant was involved or of which Consultant was or should have been aware.
b.Non-Competition. Consultant agrees that for the one (1) year period after the date Consultant’s engagement with NexImmune ends for any reason, including but not limited to voluntary termination by Consultant or involuntary termination by NexImmune, Consultant will not, directly or indirectly, as an officer, director, employee, consultant, owner, partner, or in any other capacity solicit, perform, or provide, or attempt to perform or provide Conflicting Services, nor will Consultant assist another person to solicit, perform or provide or attempt to perform or provide Conflicting Services. The parties agree that for purposes of this Agreement, “Conflicting Services” means any product, service, or process or the research and development thereof, of any person or organization other than NexImmune that directly competes with a product, service, or process, including the research and development thereof, of NexImmune with which Consultant worked directly or indirectly during Consultant’s service with NexImmune or about which Consultant acquired NexImmune Information during Consultant’s relationship with NexImmune.
c.Reasonableness of Restrictions.
i.Consultant agrees that Consultant has read this entire Agreement and understands it. Consultant agrees that this Agreement does not prevent Consultant from earning a living or pursuing Consultant’s career. Consultant agrees that the restrictions contained in this Agreement are reasonable, proper, and necessitated by NexImmune’s legitimate business interests. Consultant represents and agrees that Consultant is entering into this Agreement freely and with knowledge of its contents with the intent to be bound by the Agreement and the restrictions contained in it.
ii.In the event that a court finds this Agreement, or any of its restrictions, to be ambiguous, unenforceable, or invalid, Consultant and NexImmune agree that the court shall read the Agreement as a whole and interpret the restriction(s) at issue to be enforceable and valid to the maximum extent allowed by law.
iii.If the court declines to enforce this Agreement in the manner provided in Section 7(c), Consultant and NexImmune agree that this Agreement will be automatically modified to provide NexImmune with the maximum protection of its business interests allowed by law and Consultant agrees to be bound by this Agreement as modified.
d.Legal and Equitable Remedies.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
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i.Consultant agrees that it may be impossible to assess the damages caused by Consultant’s violation of this Agreement or any of its terms. Consultant agrees that any threatened or actual violation of this Agreement or any of its terms will constitute immediate and irreparable injury to the Company and the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach or threatened breach of this Agreement.
ii.Consultant agrees that if the Company is successful in whole or in part in any legal or equitable action against Consultant under this Agreement, the Company shall be entitled to payment of all costs, including reasonable attorney’s fees, from Consultant.
iii.In the event the Company enforces this Agreement through a court order, Consultant agrees that the restrictions of Sections 7(a) and (b) shall remain in effect for a period of twelve (12) months from the effective date of the order enforcing the Agreement.
8.Independent Contractor: In all matters relating to this Agreement, Consultant shall be acting as an independent contractor and not an employee of NexImmune or any of its subsidiaries or affiliates. Consultant at no time shall hold itself out as an agent or affiliate of NexImmune or create any obligation, express or implied, on behalf of NexImmune for any purpose and shall have no authority to bind NexImmune to any obligation. Consultant further acknowledges that Consultant is liable for any and all federal, state, local, social security, unemployment and other taxes assessed on, against or in connection with the Services Fees to be paid hereunder, and that NexImmune will not withhold any amounts from such Service Fees. Consultant acknowledges that Consultant shall not have the right or entitlement, and hereby waives any right or entitlement (retrospectively or prospectively), to any of the pension, retirement or other benefit programs now or hereafter available to the NexImmune’s regular employees.
9.Non-Exclusivity: Consistent with the parties' intent that the relationship created by this Agreement be that of service recipient and independent contractor, Consultant shall have the right to perform services for others during the Term, provided that such performance is not rendered for a competitor of NexImmune. For the purposes of this Agreement, a "competitor" is defined as any company, partnership, business organization or other entity or individual that engages in the sale of, service of, or production of product(s) or services that are substantially the same or similar to those of, or offered by, NexImmune.
10.Representations and Warranties: Consultant represents and warrants to NexImmune that: (a) he shall perform the Services with the degree of skill and the standard of care observed by nationally reputable firms performing the same or similar services; (b) he has the requisite knowledge and expertise to provide the Services; (c) he shall perform the Services in compliance with all applicable laws and regulations; (c) all Services performed hereunder shall comply with the description of the Services approved by NexImmune; (d) any qualifications, experience and expertise held by Consultant with respect to the Services so represented by Consultant to NexImmune are true and accurate; (e) the Services performed hereunder, or any Developments and Inventions, or other materials, software, documents or services provided therewith or utilized in the provision of Services, shall not violate or infringe the rights, other than patent rights, of any third parties; (f) to the best of Consultant’s knowledge, the Services performed hereunder, or any Developments and Inventions, or other materials, software, documents or services provided therewith or utilized in the provision of Services, shall not violate or infringe the patent rights of any third parties, and (g) Consultant’s service to NexImmune on the terms and conditions set forth herein and Consultant’s execution and performance of this Agreement do not constitute a breach or violation of any other agreement, obligation or understanding with any third party.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
NexImmune, Inc.
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11.Indemnification: Consultant shall indemnify, defend and hold harmless NexImmune and its directors, officers, employees and agents, from and against any and all claims, demands, suits, losses, damages, costs, and expenses (including without limitation reasonable attorney’s fees) which may arise or result from: (a) claims against NexImmune for bodily injury or property damage caused by Consultant; (b) any material breach by Consultant of its obligations under this Agreement, including without limitation its representation and warranties set forth in this Agreement; and (c) Consultant’s negligence or willful misconduct.
12.Insurance: Each party will carry insurance in such amounts and types as may be reasonably required by the other party and as appropriate to the activities of each party.
13.Subcontracting: Consultant shall not enter into a subcontract with respect to the subject matter of this Agreement without the prior written consent of NexImmune. Consultant shall be responsible for all work performed by, and for acts, omissions, or negligence of any permitted subcontractors and for compliance of any permitted subcontractors with the requirements of this Agreement, and all applicable laws, rules, and regulations to the same extent that Consultant would be responsible if Consultant were doing such work directly.
14.Term and Termination:
a.Term. This Consulting Agreement shall commence on the Effective Date and shall continue until March 31, 2024, unless earlier terminated in accordance with the terms hereof (the “Term”). The Term may be extended by mutual agreement of the parties.
b.Termination. This Agreement may be terminated by either party without cause upon fifteen (15) days’ written notice to the other party. Upon notice of termination, Consultant shall cease performance of all activities hereunder, except as may be necessary to carry out such cancellation. Consultant shall take all reasonable actions for the purpose of winding down its performance, as directed by NexImmune. If this Agreement is so terminated, NexImmune shall be liable only for payment for Services actually performed and non-cancelable approved Expenses actually incurred prior to the effective date of termination.
c.Effects of Termination. At the end of the Term or upon earlier termination of this Agreement, Consultant shall deliver to NexImmune any and all works in progress, drawings, reports, notes, memoranda, specifications, formulas, documents, together with all copies thereof and any other material containing or disclosing Developments and Inventions or NexImmune Information.
d.Survival. The respective rights and obligations of the parties hereunder shall survive the termination or expiration of this Consulting Agreement to the extent necessary for the intended preservation of such rights and obligations. Without limiting the generality of the foregoing, the rights or obligations of the parties set forth in Sections 3, 4, 5, 7, 8, 9, 10, 11, 14(c), and 22 hereof shall survive any termination or expiration of this Agreement.
15.Notice: Any notices, requests, demands or other communication required or permitted under this Agreement shall be given in writing and shall be hand delivered or mailed by certified mail, return receipt requested, postage prepaid, or sent by facsimile, addressed as follows:
If to NexImmune:
NexImmune, Inc.
9119 Gaither Road
Gaithersburg, MD 20877
Attention: Chief Financial Officer

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
NexImmune, Inc.
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If to Consultant:
        To the last address the Company has on file
Each party may designate by notice in writing pursuant to the provisions of this Section 15, a new address to which any notices may thereafter be delivered, given or sent. Documents delivered by hand shall be deemed to have been received upon delivery; documents sent by facsimile shall be deemed to have been received upon confirmation thereof; and documents sent by mail shall be deemed to have been received upon their receipt, or at such time as delivery is refused by the addressee upon presentation.
16.Assignment: Neither this Agreement, nor any obligations hereunder, may be assigned by Consultant without the prior written consent of NexImmune.
17.Amendments and Non-Waiver: No amendment or modification of this Agreement shall be effective unless made in writing and signed by each of the parties. No waiver of any of the provisions of this Agreement shall be valid unless the same is in writing and signed by the party against whom it is sought to be enforced. Any waiver of any breach of this Agreement shall not be considered to be a continuing waiver or consent to any subsequent breach on the part of either party.
18.Entire Agreement: This Agreement and any Exhibits hereto constitute the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties relating to the subject matter hereof. In the event of a conflict between the terms of this Agreement and any Exhibit hereto, the terms of this Agreement shall control.
19.Headings: The headings and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing or enforcing any of the provisions of this Agreement.
20.Severability: If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby and shall remain in full force to the fullest extent permitted by law.
21.Governing Law; Venue; Equitable Remedies. Any controversy out of or relating to this Agreement shall be governed by the law of the State of Maryland, without giving effect to the principles of conflicts of law thereof. The parties agree that any litigation between them regarding the subject matter of this Agreement may only be brought in courts located within Maryland, and each party consents to the jurisdiction of those courts; provided, however, that NexImmune may bring an action to compel specific performance of Consultant’s obligations pursuant to Sections 3, 4, 5, and 7 hereunder in any court that has jurisdiction. Consultant acknowledges and agrees that any breach of Sections 3, 4, 5, or 7 of this Agreement may cause substantial and irreparable harm to NexImmune, such that payment of money would not adequately compensate NexImmune for the damages it would suffer as a result of such a breach. Accordingly, Consultant agrees that, in addition to any other available remedies, NexImmune shall have the right to seek equitable remedies, including without limitation an injunction, for such breaches.
22.Release.
a.Consultant acknowledges that, as of the Resignation Date: (a) Consultant was deemed to have resigned from each and every office, position or responsibility in which Consultant served for Company and each of its affiliates, subsidiaries or divisions; and (b) Consultant is not now and shall not in the future be entitled to any other compensation from Company or any of its affiliates, subsidiaries or divisions, including, without limitation, other wages, commissions, bonuses,

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
NexImmune, Inc.
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equity, stock options, carve out, paid time off, severance (including, without limitation under the Employment Agreement), or any other form of compensation or benefit, except as otherwise provided in Exhibit A. For the avoidance of doubt, Consultant shall not be eligible for any severance benefits under Section 3.F of the Employment Agreement.
b.Consultant previously executed an Employee Proprietary Information, Inventions, Non-Competition and Non-Solicitation Agreement, dated as of January 4, 2021 (the “Restrictions Agreement”). The Restrictions Agreement remains in full force and effect and Consultant shall honor and abide by the terms and provisions of the Restrictions Agreement.
c.In consideration for Consultant signing and returning this Agreement within twenty-one (21) days of receipt and not revoking this Agreement during the seven (7) day revocation period after it is signed and returned, the Company will pay Consultant a bonus for 2023 (the “Pro Rated Bonus”) based on the Company’s performance for 2023, which bonus will be prorated for the number of days Consultant remained employed with the Company during 2023 (e.g., through the Resignation Date). The Pro Rated Bonus shall be payable on the later of (x) the first payroll date following the date that this Agreement and this Section 22 becomes effective and irrevocable and (y) the date that 2023 bonuses are paid to executives of the Company, but in all cases in the 2023 calendar year.
d.Consultant agrees and acknowledges that by signing this Agreement and accepting the benefits hereunder, including, without limitation, the payment under Section 22(c) and the benefits set forth in Exhibit A, and for other good and valuable consideration provided for in this Agreement, Consultant is waiving and Consultant’s right to assert any form of legal claim against Company, any of the Company’s affiliates and all of the foregoing entities’ owners, shareholders, partners, directors, officers, employees, trustees, agents, successors and assigns (the “Company Parties”) whatsoever for any alleged action, inaction or circumstance existing or arising from the beginning of time through the Effective Date. Consultant’s waiver and release herein is intended to bar any form of legal claim, charge, complaint or any other form of action (jointly referred to as “Claims”) against Company or any of the Company Parties seeking any form of relief including, without limitation, equitable relief (whether declaratory, injunctive or otherwise), the recovery of any damages or any other form of monetary recovery whatsoever (including, without limitation, back pay, front pay, compensatory damages, emotional distress damages, punitive damages, attorneys’ fees and any other costs) against Company or any Company Party, for any alleged action, inaction or circumstance existing or arising through the Effective Date. Without limiting the generality of the foregoing, Consultant specifically waives and releases Company and the Company Parties from any waivable claim arising from or related to Consultant’s employment relationship with Company through the Effective Date including, without limitation:
(i)     Claims under any Maryland, New Jersey, or any other state or federal discrimination, fair employment practices, or other employment related statute, regulation or executive order (as amended through the Effective Date), including but not limited to the Age Discrimination in Employment Act and the Older Workers Benefit Protection Act (29 U.S.C. § 621 et seq.), the Civil Rights Acts of 1866 and 1871 and Title VII of the Civil Rights Act of 1964 and the Civil Rights Act of 1991 (42 U.S.C. § 2000e et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Genetic Information Non-Discrimination Act (42 U.S.C. §2000ff et seq.), the Uniformed Services Employment and Reemployment Rights Act of 1994 (38 U.S.C. § 4301 et seq.), the Equal Pay Act (29 U.S.C. § 201 et seq.), the Lily Ledbetter Fair Pay Act, the Americans with Disabilities Act of 1990 (42 U.S.C. § 12101 et seq.), the Rehabilitation Act of 1973, the Maryland Fair Employment Practices Act, the Maryland Anti-Discrimination Law, the Maryland Medical Information Discrimination Law, the Maryland Reasonable Accommodations for Disabilities Due to Pregnancy Act, the Maryland Deployment of Family Members in the Armed Forces Act, New Jersey Law Against Discrimination, the New Jersey Conscientious Employee

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
NexImmune, Inc.
Consulting Agreement

Protection Act, the New Jersey Wage Payment Law, the New Jersey Wage and Hour Law, the New Jersey Security and Financial Empowerment Act, and any other similar federal, state or local statute.
(ii)     Claims under any Maryland, New Jersey, or any other state or federal employment related statute, regulation or executive order (as amended through the Effective Date) relating to wages, hours or any other terms and conditions of employment, including but not limited to the National Labor Relations Act (29 U.S.C. § 151 et seq.), the Family and Medical Leave Act (29 U.S.C. §2601 et seq.), the Employee Retirement Income Security Act of 1974 (29 U.S.C. § 1000 et seq.), COBRA (29 U.S.C. § 1161 et seq.), the Worker Adjustment and Retraining Notification Act (29 U.S.C. § 2101 et seq.), the Maryland Equal Pay for Equal Work Law, the Maryland WARN Law, the Maryland Flexible Leave Act, the Maryland Lien for Unpaid Wages, the New Jersey Equal Pay Act, the New Jersey Warn Act, or other federal, state or local statute, and specifically including Claims related to salary, overtime, commissions, vacation pay, holiday pay, sick leave pay, dismissal pay, bonus pay, severance pay, or retaliation.
(iii)     Claims under any Maryland, New Jersey, or any other state or federal common law theory, including, without limitation, wrongful discharge, breach of express or implied contract, breach of the implied covenant of good faith and fair dealing, privacy violations, invasion of privacy, promissory estoppel, unjust enrichment, breach of a covenant of good faith and fair dealing, wrongful termination in violation of public policy, defamation, interference with contractual relations, intentional or negligent infliction of emotional distress, fraudulent inducement, misrepresentation, deceit, fraud or negligence, rehire or reemployment rights or any claim to attorneys’ fees under any applicable statute or common law theory of recovery.
(iv)    Claims under any Maryland, New Jersey, or any other state or federal statute, regulation, or executive order (as amended through the Effective Date) relating to whistleblower protections, violation of public policy, or any other form of retaliation or wrongful termination, including but not limited to the Sarbanes-Oxley Act of 2002 or other federal, state or local statute.
(v)    Claims under any Company employment, compensation, bonus, benefit, stock option, incentive compensation, restricted stock unit, and/or equity plan, program, policy, practice, or agreement, including, without limitation, any equity award or plan, or employment agreement, including the Employment Agreement; or
(vii)    Any other Claim arising under other local, state, or federal law.
e.Notwithstanding the foregoing, this Section 22 does not:
(i)     Release Company or any Company Party from any obligation expressly set forth in this Agreement.
(ii)    Waive or release any rights Consultant may have to vested benefits under the Company-sponsored employee benefit plans in which Consultant participated, including the Company’s 401(k) plan.
(iii)    Waive or release any legal claims which Consultant may not waive or release by law, including obligations under workers’ compensation laws.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
NexImmune, Inc.
Consulting Agreement

(iv)     Waive or release any legal claims to indemnification under the Indemnification Agreement dated as of February 9, 2021 between Consultant and Company or under Company’s director and officers’ insurance policies in effect from time to time;
(v)    Prohibit Consultant from (i) filing a charge with, or participating in or assisting with an investigation or proceeding conducted by, any governmental, regulatory and/or administrative entity or agency (including the Securities Exchange Commission, the Equal Employment Opportunity Commission, the Maryland Commission for Civil Rights, and/or OSHA); (ii) filing and, including as provided for under Section 21F of the Securities Exchange Act of 1934 (and Regulation 21F thereunder), maintaining the confidentiality of, a claim with a governmental, regulatory and/or administrative entity or agency that is responsible for enforcing a law; or (iii) providing truthful information to a governmental, regulatory and/or administrative entity or agency, law enforcement, or court, in response to compulsory legal process or as otherwise required by law or legal process or as permitted by Section 21F of the Securities Exchange Act of 1934 (or Regulation 21F thereunder); provided, however, Consultant waives the right to recover any personal damages or other personal relief based on any claim, cause of action, demand, lawsuit or similar that is waived pursuant to this Agreement and brought by Consultant or on Consultant by any third party, including as a member of any class or collective action, except that Consultant does not waive any right to receive and fully retain any monetary award from a government-administered whistleblower award program for providing information to a government agency, including but not limited to damages or relief that may be available to Consultant pursuant to such a program under the Securities Exchange Act of 1934. Consultant is not required to inform the Company that Consultant has engaged in any of the activities described in this Section.
f.Consultant understands and expressly agrees that this release extends to all claims of every nature and kind, known or unknown, suspected, or unsuspected, past, present, or future, arising from or attributable to any conduct of Company or any Company Party, whether set forth in any pleading or demand referred to in this Agreement or not. Consultant acknowledges that Consultant may later discover facts in addition to or different from those which Consultant now believes to be true with respect to the matters released in this Section. Consultant, however, agrees that Consultant has taken that possibility into account in reaching this Agreement, and that the release in this Agreement will remain in effect as a full and complete release notwithstanding the discovery or existence of additional or different facts.
g.Consultant acknowledges and agrees that, but for providing this waiver and release, Consultant would not be receiving the benefits provided to Consultant under the terms of this Agreement.
h.Consultant understands and agrees that with respect to any possible claim arising under the Age Discrimination in Employment Act of 1967 (“ADEA”) Consultant:
(i)Has had the opportunity to consider this Agreement for a full twenty-one (21) calendar days before executing it (the “Review Period”), and if signing this Agreement before the end of the Review Period, Consultant has voluntarily waived the remainder of the Review Period;
(ii)Has carefully read and fully understands all of the provisions of this Agreement;
(iii)Is, through this Agreement, releasing Company and all of the Company Parties from any and all claims Consultant may have against them;
(iv)Knowingly and voluntarily agrees to all of the terms set forth in this Agreement;

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
NexImmune, Inc.
Consulting Agreement

(v)Knowingly and voluntarily intends to be legally bound by the terms of this Agreement;
(vi)Was advised and hereby is advised in writing to consider the terms of this Agreement and to consult with an attorney of Consultant’s choice prior to executing this Agreement;
(vii)Understands that rights or claims under the ADEA that may arise due to acts or omissions that occur after the Effective Date are not waived;
(viii)Understands that Consultant has had a period of seven (7) calendar days after the date that Consultant signs this Agreement to revoke Consultant’s acceptance of the terms of this Agreement by actually completing delivery of (not merely dispatching) a written notification by e-mail to Karen Haslbeck, Director, Human Resources at khaslbeck@neximmune.com. If Consultant revokes this Agreement, all of its provisions shall be void and unenforceable. This Agreement shall become effective on the eighth day after Consultant signs it, so long as Consultant has not exercised Consultant’s right to revoke it.
23.Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which, when taken together, shall constitute one and the same instrument.

[Signature page next page.]

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
NexImmune, Inc.
Consulting Agreement

NEXIMMUNE, INC.	CONSULTANT
By: /s/ Kristi Jones Name: Kristi Jones Title: Chief Executive Officer	/s/ Jerome Zeldis, M.D., Ph.D Name: Jerome Zeldis, M.D., Ph.D

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
NexImmune, Inc.
Consulting Agreement

Exhibit A
Services and Service Fees
Services:
The Company is primarily focused on Oncology and auto-immune applications. However, there is a biologic rationale and significant opportunity to advance applications amenable to virally driven Infectious Diseases (ID) while potentially providing non-dilutive funding. As such, Consultant will be working in collaboration with the Company on the:
1.Evaluation and development of scientific proposals and plans for the Infectious Disease application of the AIM platform. The current project under evaluation is a [***] and funding mechanisms to determine interest and potential path for a combination therapy targeting Ebola (filoviruses). Other viral infectious diseases may be explored pending initial feedback and results.
2.Feedback and input into R/D plans and data review.
3.Feedback on the INJ strategic plans including responses from the FDA on the pre-IND briefing and other applications/interactions with the FDA or other competent authorities.
4.Participation in advisory discussions (e.g. RRC, expert calls, SABs, and potential other forums as needed).
5.Weekly or bi-monthly 1:1 meetings with CEO and others as needed.
Consultant is expected to provide approximately 20 hours per week of service during the Term.
Consultant will attend meetings, by teleconference or on-site at NexImmune’s facility at 9119 Gaither Road Gaithersburg, MD 20877, as reasonably requested by NexImmune.
Service Fees:
As compensation for the Services, NexImmune agrees to pay Consultant $200 per hour, payable bi-weekly in arrears, and Consultant hereby agrees to accept such amounts (“Service Fees”). Consultant will submit a weekly invoice to the Company within two business days following the end of the week setting forth the time worked, the total number of hours worked and tasks performed in the form attached as Exhibit B.
Option Award:
Consultant was previously awarded options under the Company’s 2021 Equity Incentive Plan and the award agreements described in the table below (such options, the “Options”). Consultant acknowledges and agrees that, other than with respect to the Repriced Options (as defined below): (a) Consultant’s Continuous Service (as defined in the Plan) terminated effective as of the Resignation Date; (b) vesting of the Options ceased as of the Resignation Date; and (c) the right to exercise the Options shall expire on the three (3) month anniversary of the Resignation Date.
Subject to approval by the Board of Directors and any other necessary approvals, up to 100,000 shares subject to the Options, in accordance with the proposed allocations below, shall be eligible to participate in the option repricing program currently contemplated by the Company (the “Option Repricing Program”) (any Options repriced under the Option Repricing Program, the “Repriced Options”).

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
NexImmune, Inc.
Consulting Agreement

Award Agreement	Grant Date	# of Shares Subject to Option	Exercise Price at Grant (Per Share)	Vested Shares as of Resignation Date	Shares Eligible for Option Repricing Program
Stock Option Award Notice	2/11/2021	351,016	$17.00	351,016	100,000
Stock Option Award Notice	4/05/2022	80,100	$4.22	0	0

Expenses:
Consultant shall be reimbursed for all reasonable and necessary expenses incurred by Consultant while performing the Services, subject to the prior written approval by Company of any such expense. Consultant will provide Company with all documentation requested by Company for any such expense.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
NexImmune, Inc.
Consulting Agreement

Exhibit B
PRIOR INVENTIONS

TO:    NexImmune, Inc.
FROM:
DATE:

SUBJECT:    Prior Inventions

1.    Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by NexImmune, Inc. (the “Company”) that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

☐    No inventions or improvements.

☐    See below:

☐    Additional sheets attached.

2.    Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

Invention or Improvement    Party(ies)     Relationship
1.

2.

3.

☐    Additional sheets attached.

Portions of this Exhibit, indicated by the mark “[***],” were omitted and have been filed separately with the Securities and Exchange Commission pursuant to the Registrant’s application requesting confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
NexImmune, Inc.
Consulting Agreement

Exhibit C
Hours Worked Template
Send by Mail:
Controller
NexImmune, Inc.
9119 Gaither Road
Gaithersburg, MD 20877 USA

Send By Email:
To NexImmune Accounts Payable at accountspayable@neximmune.com or other as designated by NexImmune CFO from time to time

Day/Date	Time Worked	Services Performed

Total hours worked for the week ending [Date]: _________

Signature: ________________________________________

Printed name:_ ____________________________________

Date: ____________________________________________

NexImmune, Inc.
Consulting Agreement